Exhibit 10.2

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (the “Agreement”), dated as of August 22, 2017, is entered into by and between YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”), MICRONET ENERTEC TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company” or a “Borrower”), and ENERTEC ELECTRONICS LTD., a corporation organized and existing under the laws of the State of Israel (“Enertec” or a “Borrower” and collectively with the Company, the “Borrowers”).

BACKGROUND

(A)	On June 30, 2016 the parties entered into a note purchase agreement (the “Original Purchase Agreement”) pursuant to which the Borrowers issued and sold to the Investor, and the Investor purchased from the Borrowers, a secured promissory note in an aggregate principal amount of $600,000 (as amended from time to time, the “Original Note”).

(B)	On October 28, 2016 the parties entered into a note purchase agreement (the “Second Purchase Agreement”) pursuant to which the Borrowers issued and sold to the Investor, and the Investor purchased from the Borrowers, a secured promissory note in an aggregate principal amount of $500,000 (as amended from time to time, the “Second Note”).

(C)	On December 22, 2016 the parties entered into a supplemental agreement to the Second Purchase Agreement (the “First Supplemental Agreement”) pursuant to which the Borrowers issued and sold to the Investor, and the Investor purchased from the Borrowers, a secured promissory note in an aggregate principal amount of $1,000,000 (as amended from time to time, the “Third Note”).

(D)	On June 8, 2017 the parties entered into a second supplemental agreement to the Second Purchase Agreement (the “Second Supplemental Agreement”) pursuant to which the Borrowers issued and sold to the Investor, and the Investor purchased from the Borrowers, a secured promissory note in an aggregate principal amount of $600,000 (as amended from time to time, the “Fourth Note”).

(E)	In connection with the Original Note the parties entered in a pledge agreement and escrow deed on June 30, 2016 (collectively, the “Pledge Agreements”) pursuant to which Enertec provided a first priority lien and security interest over certain shares of Micronet Ltd. (“Micronet”) and deposited such pledged shares into a bank account in Israeli (the “Escrow Account”) controlled by an escrow agent appointed by the parties pursuant to an escrow deed dated June 30, 2016 (the “Escrow Deed”). As of the date hereof, the number of Ordinary Shares of Micronet pledged as collateral security by Enertec in connection with both the Original Note, the Second Note, and the Third Note is 3,700,000 (the “Micronet Stock” and collectively, along with any such additional shares of Micronet Stock as pledged from time to time in accordance with Section 1(f) of the Second Purchase Agreement, collectively, the “Pledged Shares”).

(F)	The parties desire to further supplement the Second Purchase Agreement in order to provide for an additional Closing of the issuance and sale of a new Note (as defined in the Second Purchase Agreement) in the principal amount of $1,500,000 on the terms and conditions set forth herein.

AGREED TERMS

1.           Definitions and interpretation

1.1	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Purchase Agreement or the Second Purchase Agreement, as applicable.

2.           Additional Closing

2.1          Purchase of Note. The Investor shall purchase, and the Borrowers shall sell, a Note in the aggregate principal amount of $1,500,000, which shall be purchased for 100% of the face amount of the Note issued and sold. This Closing of the purchase and sale of this Note (the “Fourth Closing”) shall occur in one tranche as soon as possible after the first date that all the conditions precedent to the Closing set forth in Section 1(e) of the Second Purchase Agreement have been satisfied (or such other date as may be agreed upon by the parties) (the “Fourth Closing Date”), subject to the satisfaction of all the conditions precedent set forth therein and herein.

2.2          Form of Payment. Subject to the satisfaction of the terms and conditions of the Second Purchase Agreement as supplemented by this Agreement, on the Fourth Closing Date (i) the Investor shall deliver to the Borrowers as set forth herein the principal amount of the Note to be issued and sold to the Investor on such Closing, and (ii) the Borrowers shall deliver to the Investor, the Note duly executed on behalf of the Borrowers in the principal amount so purchased. The Note issued to the Investor at the Fourth Closing shall be in the form of Exhibit A attached hereto with a maturity date of 90 days from the issuance date of the Note, subject to further extension as set forth in the Note.

2.3          Warrants. No warrants shall be granted to the Investor upon the issuance of the Note at the Fourth Closing, however, on the Fourth Closing Date the Company shall authorize the issuance to the Investor of a warrant in the form of Exhibit B attached hereto to purchase 158,000 shares of common stock of the Company at an exercise price of $1.50 per share and a term of 5 years from the date of issuance conditional upon the Company becoming obligated to issue such warrants pursuant to Section 1(a) of the Note.

2.4          Fees. In connection with the Fourth Closing, the Borrowers shall pay to YA Global II SPV LLC (as designee of the Investor) a commitment fee in the amount equal to $150,000, of which $100,000 shall be due and payable in cash on the date hereof, and the remaining $50,000 shall be due and payable in cash on the date 120 days from the date hereof.

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2.5          Conditions Precedent to the Fourth Closing. The obligation of the Investor hereunder to purchase the Note at the Third Closing is subject to the satisfaction, at or before the Third Closing Date, of each of the conditions precedent set forth in Section 1(e) of the Second Purchase Agreement, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion. The parties agree that clause (ii) of Section 1(e)(v) of the Second Purchase Agreement shall be satisfied by Enertec’s commitment to grant a first priority perfected lien and security interest over an additional 737,000 Micronet Shares set forth in Section 2.6 herein.

2.6          Commitment to Grant Security Interest. Enertec hereby agrees to grant a first priority perfected lien and security interest over an additional 737,000 Micronet Shares and deposit such pledged shares into the Escrow Account within 30 days of the date hereof.

4.	Representations and warranties

4.1          The Borrowers represents and warrants to the Investor as of the date of this Agreement that:

(a)	it has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

(b)	it has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith;

(c)	the obligations assumed by the Borrowers in this Agreement are legal, valid, and enforceable obligations binding on it in accordance with its terms; and

5.	Counterparts and delivery

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.	Governing law

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Second Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be signed by their duly authorized officers.

BORROWERS:

MICRONET ENERTEC TECHNOLOGIES, INC.

By:	/s/ David Lucatz
Name:	David Lucatz
Title:	Authorize signature

ENERTEC ELECTRONICS LTD

By:	/s/ Tali Dinar
Name:	Tali Dinar
Title:	Authorize signature

INVESTOR:

YA II PN, LTD.

By:	Yorkville Advisors Global LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

By:	/s/ David Gonzalez
Name:	David Gonzalez
Title:	Managing Member and General Counsel

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EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF CONDITIONAL WARRANT